UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 22, 2005

WESTERN GAS RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10389	84-1127613
(State of Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1099 18th Street, Suite 1200, Denver, Colorado		80202
(Address of Principal Executive Offices)		(Zip Code)

(303) 452-5603

(Registrant’s telephone number, including area code)

N.A.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)           Direct Financial Obligation.

On November 22, 2005, Western Gas Resources, Inc. (“Western”) amended and increased the capacity of its existing $580 million revolving credit facility.  The amended and restated credit agreement is with a syndicate of banks, led by the Bank of America, N.A. (“Bank of America”), under which the banks have extended to Western a $700 million five-year senior revolving credit facility.  Loans made under this revolving credit agreement are secured by a pledge of the capital stock of Western’s significant subsidiaries, and a guaranty by Western’s significant domestic subsidiaries of the payments owed under the credit agreement.

Each loan bears interest at a Eurodollar rate or a base rate, as requested by Western, plus an applicable percentage based on Western’s debt to capitalization ratio.  The base rate is the higher of the Federal Funds Rate plus one-half of one percent or Bank of America’s published prime rate.  In addition, under the terms of the $700 million credit agreement, Western pays a commitment fee quarterly in arrears based on a percentage (between 10 and 30 basis points depending on Western’s debt to capitalization ratio) multiplied by the daily amount that the aggregate commitments exceed borrowings under the agreement.

As of November 22, 2005, Western had $378 million in loans outstanding under the credit agreement. All borrowings under the $580 million credit facility have been repaid with borrowings under the $700 million revolving credit agreement.  The remaining balance of the credit facility is available to Western for general working capital purposes.

Effective November 22, 2005, Western also made minor amendments to its master shelf agreement with The Prudential Insurance Company to modify the subsidiaries, which provide guarantees and pledges thereunder to be consistent with the revolving credit agreement.

The above summary is qualified in its entirety by reference to the agreements and amendments to which the summary relates.  These agreements and amendments are attached as exhibits to this report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN GAS RESOURCES, INC.
(Registrant)

Date: November 25, 2005	By:	/s/ William J. Krysiak
Name:William J. Krysiak
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1

Amended and Restated Credit Agreement, dated as of November 22, 2005, among Western Gas Resources, Inc., as Borrower, Bank of America, N.A., as Administrative Agent and L/C Issuer, BNP Paribas, JPMorgan Chase Bank, The Royal Bank of Scotland plc, Wachovia Bank, National Association of Wells Fargo Bank, N.A., as Co-Syndication Agents, Fortis Capital Corp., Union Bank of California, N.A., as Co-Documentation Agents, and the Other Lenders a Party thereto.

10.2

Continuing Guaranty, dated as of November 22, 2005, by MIGC, Inc., Western Gas Resources – Texas, Inc., Mountain Gas Resources, Inc. Lance Oil & Gas Company, Inc. and Western Gas Wyoming, L.L.C. in favor of Bank of America, N.A., as Administrative Agent.

10.3	Stock Pledge Agreement, dated as of November 22, 2005, by Western Gas Resources, Inc., in favor of Bank of America, N.A., as Administrative Agent.
10.4	Foreign Subsidiary Stock Pledge Agreement, dated as of November 22, 2005, by Western Power Services, Inc., in favor of Bank of America, N.A., as Administrative Agent.
10.5

Amended and Restated Intercreditor Agreement, dated as of November 22, 2005, by and among the Banks, Bank of America, N.A., as Administrative Agent for the Banks and The Prudential Insurance Company of America, Pruco Life Insurance Company, Prudential Investment Management, Inc., Pruco Life Insurance Company of New Jersey, Gibralter Life Insurance Co., Ltd., RGA Reinsurance Company, American Bankers Life Assurance Company of Florida, Inc., Fortis Benefits Insurance Company and Connecticut General Life Insurance Company, consented to and agreed by Western Gas Resources, Inc. and its subsidiaries listed therein.

10.6

Letter Amendment No. 4 to Third Amended and Restated Master Shelf Agreement, dated as of November 22, 2005, by and among Western Gas Resources, Inc. and The Prudential Insurance Company of America, Pruco Life Insurance

Company, Prudential Investment Management, Inc. and each Purchaser listed on the Purchaser Schedule attached thereto.
99.1	Press Release issued on November 22, 2005, announcing Western Gas Resources, Inc. increases capacity of revolving credit facility.